UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 18, 2013

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)	Election of Directors

On June 18, 2013, the Board of Directors of Viad Corp (the “Company”) elected Andrew B. Benett as a new director of the Company, effective as of July 15, 2013. He was appointed by the Board to the Corporate Governance and Nominating Committee and Innovation & Marketing Strategy Committee of the Board, in each case effective as of July 15, 2013.

Mr. Benett, age 42, is the Global President of Havas Worldwide, a leading global integrated marketing communication agency and the largest unit of Havas Creative Group, and the Chief Strategy Officer of Havas Creative Group, a business unit of Havas (Euronext Paris: HAV.PA), which is a leading global advertising, digital and communications group. He was appointed Global President in January 2013, and has served in the position of Chief Strategy Officer since 2010. From 2010 to 2013, Mr. Benett also held the position of Global Chief Executive Officer of Arnold Worldwide, a Havas company. From 2007 to 2010, Mr. Benett was Global Chief Strategy Officer of Havas Worldwide (formerly known as Euro RSCG Worldwide, Inc.) and Co-Chief Executive Officer of Euro RSCG New York, a Euro RSCG Worldwide company. From 2004 to 2007, he was Executive Vice President, Global Chief Strategy Officer of Havas Worldwide (formerly known as Euro RSCG Worldwide, Inc.). From 2003 to 2004, Mr. Benett was Executive Vice President and Executive Director, Brand Strategy and Innovation of Futurebrand Company, Inc., a brand strategy and design consultancy. Mr. Benett has held various other positions in advertising and integrated marketing communications since 1993.

Mr. Benett will participate in the standard compensation and benefits package offered to non-employee directors of the Company, as described under the heading of “Director Compensation Table” in the Company's Proxy Statement on Schedule 14A relating to its 2013 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 4, 2013, including a pro-rated annual retainer fee. Subject to Human Resources Committee approval, he will receive the same restricted stock award received by the other non-employee directors of the Company in 2013, pro-rated based on the month he joined the Board, under the same terms and conditions as provided in the form of Restricted Stock Agreement for Outside Directors, filed with the SEC on February 28, 2008, as Exhibit 10.F to the Company's Form 8-K. There are no arrangements or understandings between Mr. Benett and any other person pursuant to which Mr. Benett was selected as a Company director. Mr. Benett was elected to the class of Company directors whose term expires at the Company's 2016 Annual Meeting of Shareholders.

A copy of the Company's press release relating to Mr. Benett's election as director is being furnished as Exhibit 99 to this Current Report on Form 8-K. Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following Exhibit 99 is furnished as part of this Current Report on Form 8-K:

99–	Press Release dated June 24, 2013, regarding the election of Andrew B. Benett to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

June 24, 2013	By:	/s/ Deborah J. DePaoli
Deborah J. DePaoli General Counsel and Secretary

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